Exhibit 99.1

Ionis announces the appointment of Michael Yang to Board of Directors

CARLSBAD, Calif., Dec. 14, 2023 – Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) today announced the appointment of Michael Yang, an experienced biopharmaceutical executive, to the Ionis Board of Directors. Mr. Yang’s appointment expands the total number of Ionis Board members to 10.

Mr. Yang has more than 20 years of broad senior level leadership experience in biotech, pharmaceutical and medical device companies, where he launched new platforms, expanded global revenues and diversified product lines. He most recently served as President, Chief Executive Officer and Board member of ViaCyte, which was acquired by Vertex in 2022. Prior to ViaCyte, Mr. Yang was Executive Vice President and Chief Commercial Officer at Acadia Pharmaceuticals from 2017 to 2021. During his tenure, Acadia transformed the standard of care for patients with Parkinson's disease psychosis. Prior to Acadia, Mr. Yang was President of Janssen Biotech Inc., where he was responsible for building Janssen's U.S. immunology business, generating more than $8 billion in annual revenues.

“We are thrilled for Michael to join the Board as he adds deep biopharmaceutical leadership experience, particularly important as Ionis is poised to enter its next phase of growth,” said Joseph Loscalzo, M.D., Ph.D., chairman of the Ionis Board of Directors. “Michael’s commercial experience launching innovative medicines for patients in need will be highly complementary to the strong science and business expertise on the Board. We welcome his guidance and insights.”

“I have known Michael for many years and have always appreciated his wide-ranging experience in both rare and common diseases as well as the strong patient focus he brings to our industry,” said Brett P. Monia, Ph.D., Ionis’ chief executive officer. “We are thrilled to have him as part of the Board and the Ionis team looks forward to working with him.”

About Ionis Pharmaceuticals, Inc.

For more than 30 years, Ionis has been a leader in RNA-targeted therapy, pioneering new markets and changing standards of care. Ionis currently has four marketed medicines and a promising late-stage pipeline highlighted by cardiovascular and neurological franchises. Our scientific innovation began and continues with the knowledge that sick people depend on us, which fuels our vision to become the leader in genetic medicine, utilizing a multi-platform approach to discover, develop and deliver life-transforming therapies.

To learn more about Ionis visit www.ionispharma.com and follow us on Twitter @ionispharma.

Ionis' Forward-looking Statements

This press release includes forward-looking statements regarding Ionis’ business, and the therapeutic and commercial potential of Ionis' technologies, and other products in development. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, including but not limited to those related to our commercial products and the medicines in our pipeline, and particularly those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis' programs are described in additional detail in Ionis' annual report on Form 10-K for the year ended Dec. 31, 2022, and most recent Form 10-Q, which are on file with the SEC. Copies of these and other documents are available at www.ionispharma.com.

Ionis Pharmaceuticals® is a registered trademark of Ionis Pharmaceuticals, Inc.

Ionis Investor Contact:
D. Wade Walke, Ph.D.
info@ionisph.com
760-603-2331

Ionis Media Contact:
Hayley Soffer
ionis_ca@ionisph.com
760-603-4679